Exhibit a.1

                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                USA REIT FUND LLC

         This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of USA REIT Fund LLC (the "Company") is made as of November 26, 2003 by Brompton Management Limited, a company organized under the laws of Ontario, Canada ("Brompton"), together with any other Persons who hereafter become Shareholders in the Company or parties hereto as provided herein.

         WHEREAS, on September 4, 2003, Brompton formed the Company by causing the filing of a certificate of formation of the Company with the Secretary of State of the State of Delaware setting forth the information required by Section 18-201 of the Delaware Act (as defined below) and entered into the Limited Liability Company Agreement of the Company dated as of September 4, 2003 (the "Original LLC Agreement"); and

         WHEREAS, Brompton and the Board of Directors of the Company desire to amend and restate the Original LLC Agreement as provided herein and to continue the Company as a limited liability company under the Delaware Act in accordance with the provisions of this Agreement;

         WHEREAS, the Company will elect to be treated as a corporation for U.S. federal income tax purposes;

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                              GENERAL; DEFINITIONS

         Section 1. Name. The name of the Company is USA REIT Fund LLC and the business of the Company shall be conducted under that name or any other name or names as the Directors may from time to time determine.

         Section 2. Offices.

                  (a) The principal office of the Company, and such additional offices as the Board of Directors may determine to establish, shall be located at such place or places inside or outside the State of Delaware as the Board of Directors may designate from time to time provided, however, that in no case shall an office of the Company be established in Canada.

                  (b) The registered office of the Company in the State of Delaware is located at 1201 N. Market Street, 18th Floor, Wilmington, New Castle County, Delaware 19801. The registered agent of the Company for service of process at such address is Delaware Corporation Organizers, Inc. Such registered office or registered agent may be changed by the Board of

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Directors from time to time, provided, however, that in no case shall an office of the Company be established in Canada.

         Section 3. Purpose. The purpose and business of the Company shall be to conduct, operate and carry on the business of a closed-end management investment company registered under the 1940 Act and to carry on such other business as the Board of Directors may from time to time determine pursuant to their authority under this Agreement.

         Section 4. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the respective meanings specified below:

                  (a) "Administrator" means, initially, Brompton Capital Advisors Inc., and any successor administrator appointed by the Board of Directors that enters into an administrative services agreement as described in
Article III, Section 3 hereof with the Company.

                  (b) "Agents" means the party or parties, other than the Company, to an agency agreement described in Article III, Section 1 hereof.

                  (c) "Board of Directors" shall have the meaning provided in
Article II, Section 1 hereof.

                  (d) "By-Laws" means the By-Laws of the Company as amended from time to time which By-Laws are expressly incorporated herein by reference as part of this Agreement. The amended and restated By-Laws of the Company are attached hereto as Exhibit A.

                  (e) "CDS" means The Canadian Depository for Securities Limited, a Clearing Agency.

                  (f) "Class" means any class of Shares (common, preferred or other) established and designated under or in accordance with the provisions of
Article V.

                  (g) "Clearing Agency" means any organization that is acting as depositary for Shares and in whose name or in the name of a nominee of that organization shall be registered a Global Certificate and which shall undertake to effect book-entry transfers and pledges of beneficial interests in such Shares.

                  (h) "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Clearing Agency effects book-entry transfers and pledges of interest in securities deposited with the Clearing Agency.

                  (i) "Commission" shall have the meaning provided in the 1940 Act.

                  (j) "Common Shares" means the Shares described in Article V,
Section 1 hereof.

                  (k) "Company Property" means any and all property, real or personal, tangible or intangible, that is from time to time owned or held by or for the account of the Company.

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                  (l) "Covered Person" means a Person so defined in Article IV,
Section 3 hereof.

                  (m) "Custodian" means any Person other than the Company who has custody of any Company Property as required by Section 17(f) of the 1940 Act, but does not include a system for the central handling of securities described in said Section 17(f).

                  (n) "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del. C. ss.ss. 18-101 et seq., as amended from time to time.

                  (o) "Director" means a member of the Board of Directors as designated in Schedule I attached hereto or selected pursuant to Article II hereof. Each Director shall constitute a 'manager' within the meaning of such term as set forth in Section 18-101(10) of the Delaware Act.

                  (p) "Distributor" means the party or parties, other than the Company, to an underwriting, distribution or agency agreement described in
Article III, Section 1 hereof.

                  (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor legislation.

                  (r) "Independent Director" shall have the meaning provided in
Article II, Section 7.

                  (s) "Interested Person" shall have the meaning provided in the 1940 Act.

                  (t) "Investment Adviser" means, initially, INVESCO Real Estate, the real estate management division of INVESCO Institutional (N.A.), Inc., and any successor investment advisor appointed by the Board of Directors that enters into an investment advisory contract as described in Article III,
Section 2 hereof with the Company.

                  (u) "Majority Vote" means the vote, at a meeting of Shareholders of the Company duly called, (i) of 67% or more of the voting Shares present at such meeting, if the holders of more than 50% of the outstanding voting Shares of the Company are present or represented by proxy, or (ii) of more than 50% of the outstanding voting Shares of the Company, whichever is less.

                  (v) "Net Asset Value" means the net asset value of the Shares, determined as provided in Article VII, Section 3.

                  (w) "Outstanding Shares" means Shares shown in the books of the Company or its Transfer Agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Company.

                  (x) "Person" means and includes individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign.

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                  (y) "Principal Underwriter" shall have the meaning provided in the 1940 Act.

                  (z) "Return of Capital" shall have the meaning provided in
Article VII, Section 1 hereof.

                  (aa) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and any successor legislation.

                  (bb) "Share Beneficial Owner" means a beneficial owner of Outstanding Shares, which Person is listed on the records of the Clearing Agency or one of its Clearing Agency Participants as a holder of Shares.

                  (cc) "Share Certificate" means any Global Certificate issued in accordance with Article V, Section 5 hereof and any definitive, fully registered non-global certificate issued pursuant to resolution of the Board of Directors in accordance with Article V, Section 5 hereof.

                  (dd) "Shareholder" means a record owner of Outstanding Shares as the same appears on the Shareholder records of the Company. Each Person at any time being a Shareholder shall be deemed to be a "member" within the meaning of Section 18-101(11) of the Delaware Act.

                  (ee) "Shares" means the equal proportionate transferable units into which the limited liability company interests of the Company are divided from time to time (including whole Shares and fractions of Shares).

                  (ff) "Special Resolution" means a resolution passed by the affirmative vote of at least 66-2/3% of the votes cast, either in person or by proxy, at a meeting of Shareholders called for the purpose of approving such resolution.

                  (gg) "Stated Capital Account" shall have the meaning provided in Article VI, Section 2 hereof.

                  (hh) "Subscription Amount" means, with respect to any Shareholder, the amount or value of cash or securities transferred by such Shareholder to the Company as consideration for Shares in accordance with
Article V, Section 3 hereof.

                  (ii) "Transfer Agent" means any Person other than the Company who maintains the Shareholder records of the Company, such as the list of Shareholders, the number of Shares credited to each account, and the like.

                  (jj) "1940 Act" means the Investment Company Act of 1940, including the rules and regulations of the Commission thereunder, all as amended from time to time and including any successor legislation, and any order or orders thereunder which may from time to time be applicable to the Company.

                  (kk) Except as such term may be otherwise defined by the Directors in conjunction with the establishment of any Class of Shares, the term "vote of a majority of the

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Shares outstanding and entitled to vote" shall have the same meaning as is assigned to the term "vote of a majority of the outstanding voting securities" in the 1940 Act.

         Section 5. Interpretation. Words used herein, regardless of the number and gender used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires, and, as used herein, unless the context clearly requires otherwise, the words "hereof," "herein," and "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular provisions hereof. The term "including" shall be deemed to mean "including, without limitation."

                                   ARTICLE II

                                  THE DIRECTORS

         Section 1. Management of the Company. The business and affairs of the Company shall be managed by or under the direction of a board of directors (the "Board of Directors"), and they shall have all powers necessary or desirable to carry out that responsibility. The Directors may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Company. Any determination made by the Board of Directors in good faith as to what is in the interests of the Company shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of a grant of power to the Directors.

         Section 2. Powers. Subject to applicable law, the Directors in all instances shall act as principals, free of the control of the Shareholders. The Board of Directors shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Company. The Board of Directors shall have full power and authority to make any investments that they, in their sole discretion, deem proper to accomplish the purposes of the Company. The Directors may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the By-Laws or resolutions of the Board of Directors, the Directors shall have power and authority, without limitation:

                  (a) To operate as and carry on the business of an investment company, and exercise all the powers necessary and appropriate to the conduct of such operations;

                  (b) To invest in, hold for investment, or reinvest in: cash; securities of any type, including common, preferred and preference stocks; warrants; subscription rights; profit-sharing interests or participations and all other contracts for or evidence of equity interests; bonds, debentures, bills, time notes and all other evidences of indebtedness; negotiable or non-negotiable instruments; government securities, including securities of any state, municipality or other political subdivision thereof, or any governmental or quasi-governmental agency or instrumentality; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any governmental or quasi-governmental agency or instrumentality; and any other security, property or instrument;

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                  (c) To acquire (by purchase, subscription or otherwise), to hold, to trade in and deal in, to acquire any rights or options to purchase or sell, to sell or otherwise dispose of, to lend and to pledge any such securities; to enter into repurchase agreements, reverse repurchase agreements, firm commitment agreements, forward foreign currency exchange contracts, interest rate mortgage or currency swaps and interest rate caps, floors and collars; to purchase and sell options on securities, securities indices, currency, swaps and other financial assets, futures contracts and options on futures contracts of all descriptions; and to engage in all types of hedging, risk-management or income enhancement transactions;

                  (d) To exercise all rights, powers and privileges of ownership or interest in all securities, repurchase agreements and other assets included in the Company Property, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities, repurchase agreements and other assets;

                  (e) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal, including cash or foreign currency, and any interest therein;

                  (f) To borrow money or other property in the name of the Company exclusively for Company purposes and in this connection issue notes or other evidence of indebtedness; to secure borrowings by mortgaging, pledging or otherwise subjecting as security the Company Property; and to endorse, guarantee, or undertake the performance of any obligation or engagement of any other Person and to lend Company Property;

                  (g) To aid by further investment any corporation, limited liability company, partnership, trust, association or firm, any obligation of or interest in which is included in the Company Property or in the affairs of which the Directors have any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; and to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any such corporation, limited liability company, partnership, trust, association or firm;

                  (h) To adopt By-Laws not inconsistent with this Agreement providing for the conduct of the business of the Company and to amend and repeal them to the extent such right is not reserved to the Shareholders;

                  (i) To elect and remove with or without cause such officers and appoint and terminate such agents as they deem appropriate;

                  (j) To employ as custodian of any assets of the Company, subject to any provisions herein or in the By-Laws, one or more banks, trust companies or companies that are members of a national or non-U.S. securities exchange, or other entities permitted by the Commission or similar non-U.S. securities commission or agency to serve as such;

                  (k) To retain one or more Transfer Agents and shareholder servicing agents, or both;

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                  (l) To provide for the distribution of Shares either through one or more Principal Underwriters, Agents or Distributors as provided herein or by the Company itself, or both, or pursuant to a distribution or dividend reinvestment plan of any kind;

                  (m) To set record dates in the manner provided for herein or in the By-Laws;

                  (n) To delegate such authority as they consider desirable to any officers of the Company and to any Investment Adviser, Custodian, Administrator, Agent, Principal Underwriter, Distributor or other independent contractor or agent;

                  (o) To hold any security or other property (i) in any form, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Company's name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of limited liabilities companies or investment companies;

                  (p) To issue one or more Classes of Shares and series thereof;

                  (q) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern whose securities are held by the Company; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held in the Company;

                  (r) To compromise, arbitrate or otherwise adjust claims in favor of or against the Company or any matter in controversy including claims for taxes;

                  (s) To make distributions of income, capital gains, returns of capital (if any) and redemption proceeds to Shareholders in the manner hereinafter provided for;

                  (t) To establish committees for such purposes, with such membership, and with such responsibilities as the Directors may consider proper, including a committee consisting of fewer than all of the Directors then in office, that may act for and bind the Directors and the Company with respect to the institution, prosecution, dismissal, settlement, review or investigation of any action, suit or proceeding, pending or threatened to be brought before any court, administrative agency or other adjudicatory body;

                  (u) To issue, sell, repurchase, redeem, cancel, retire, acquire, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, disposition of or other dealing in Shares; and, subject to Articles V and VII, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Company;

                  (v) To invest part or all of the Company Property or to dispose of part or all of the Company Property and invest the proceeds of such disposition, in securities issued by one or more other investment companies registered under the 1940 Act (including investment by means of transfer of part or all of the Company Property in exchange for an interest or interests in such one or more investment companies) all without any requirement of approval by Shareholders and any such other investment company may (but need not) be a limited liability company or trust

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(formed under the laws of any state) which is classified as a partnership for
U.S. federal income tax purposes;

                  (w) To sell or exchange any or all of the assets of the Company, subject to Article X, Sections 4, 5 and 6;

                  (x) To enter into joint ventures, partnerships and any other combinations and associations;

                  (y) To join with other security holders in acting through a committee, depositary, voting trust or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trust, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Directors shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trust as the Directors shall deem proper;

                  (z) To purchase and pay for entirely out of Company Property such insurance as the Directors may deem necessary or appropriate for the conduct of the business, including insurance policies insuring the assets of the Company or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set forth in the By-Laws, insurance policies insuring the Shareholders, Directors, officers, employees, agents, Investment Advisers, Agents, Administrators, Principal Underwriters, Distributors or independent contractors of the Company, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Director, officer, employee, agent, Investment Adviser, Agent, Administrator, Principal Underwriter, Distributor or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Company would have the power to indemnify such Person against liability;

                  (aa) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Directors, officers, employees and agents of the Company;

                  (bb) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorneys to such Person or Persons as the Directors shall deem proper, granting to such Person or Persons such power and discretion with relation to securities and property as the Directors shall deem proper;

                  (cc) To enter into contracts of any kind and description;

                  (dd) To interpret the investment policies, practices or limitations of any Class of Shares;

                  (ee) To guarantee indebtedness and contractual obligations of others; and

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                  (ff) To carry on any other business in connection with or
incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

         The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Directors. Any action by one or more of the Directors in their capacity as such hereunder shall be deemed an action on behalf of the Company and not an action in an individual capacity. No one dealing with the Directors shall be under any obligation to make any inquiry concerning the authority of the Directors, or to see to the application of any payments made or property transferred upon the Directors' order. In construing this Agreement, the presumption shall be in favor of a grant of power to the Directors.

         Section 3. Certain Transactions. Except as prohibited by applicable law, the Directors may, on behalf of the Company, buy any securities from or sell any securities to, or lend any assets of the Company to, any Director or officer of the Company or any firm of which any such Director or officer is a member acting as principal, or have any such dealings with any Investment Adviser, Administrator or Transfer Agent for the Company or with any Interested Person of such Person. The Company may employ any such Person in which such Person is an Interested Person, as broker, legal counsel, registrar, Investment Adviser, Administrator, Transfer Agent, dividend disbursing agent, Custodian or in any other capacity upon customary terms.

         Section 4. Initial Director(s); Election and Number of Directors. The Directors of the Company are set forth on Schedule I attached hereto. The number of Directors shall be three and such number may be increased or decreased from time to time by a majority of the Directors then in office; provided, that there shall be at least three (3) and no more than nine (9) Directors.

         Section 5. Term of Office of Directors. Subject to the voting rights established with respect to a particular Class of Shares, each Director shall hold office until such time as he/she retires, resigns or is removed or until his/her successor is elected and duly qualified or the completion of the winding up and liquidation of the Company upon its dissolution. In the event that less than the majority of the Directors holding office have been elected by the Shareholders, to the extent required by the 1940 Act, but only to such extent, the Directors then in office shall call a Shareholders' meeting for the election of Directors within sixty (60) days after the date on which such event occurs. The Shareholders may elect Directors at any meeting of Shareholders called by the Directors for that purpose. Notwithstanding the foregoing but subject to the voting rights established with respect to a particular Class and applicable law,
(1) any Director may resign by delivering to the other Directors or to any Company officer a written resignation effective upon such delivery or a later date specified therein; (2) any Director may be removed with cause at any time by a written instrument signed by at least a majority of the other Directors, specifying the effective date of removal; (3) any Director who requests to be retired, or who is declared bankrupt or has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Directors, specifying the effective date of retirement; and (4) any Director may be removed without cause, by a vote of at least a majority of the other Directors if such removal is approved

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by the holders of at least two-thirds of the Outstanding Shares entitled to vote with respect to the election of such Director and present in person or by proxy at a meeting of the Shareholders called for such purpose.

         Section 6. Vacancies; Appointment of Directors. Whenever a vacancy shall exist in the Board of Directors, regardless of the reason for such vacancy, the remaining Directors shall appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act and any applicable law; provided, that if the Shareholders of any Class of Shares are entitled separately to elect one or more Directors, a majority of the remaining Directors or the sole remaining Director elected by that Class may fill any vacancy among the number of Directors elected by that Class. Such appointment shall be made by a written instrument signed by a majority of the Directors or by a resolution of the Directors, duly adopted and recorded in the records of the Company, specifying the effective date of the appointment. The Directors' power of appointment is subject to Section 16(a) of the 1940 Act. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided in this Article II, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement.

         Section 7. Action by the Directors.

                  (a) Except as expressly provided in this Agreement, the Directors shall act by majority vote at a meeting duly called at which a quorum is present, including a meeting held by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other, or by written consent of a majority of Directors (or such greater number as may be required by applicable law) without a meeting. A majority of the Directors shall constitute a quorum at any meeting. Meetings of the Directors may be called orally or in writing by the Chief Executive Officer or by any two of the Directors or as set forth in the By-Laws. Notice of the time, date and place of all Directors' meetings shall be given to each Director as set forth in the By-Laws; provided, however, that no notice is required if the Directors provide for regular or stated meetings. Notice need not be given to any Director who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Except as expressly provided in this Agreement or the By-Laws, the Directors by majority vote may delegate to any Director or Directors or committee authority to approve particular matters or take particular actions on behalf of the Company. Any written consent or waiver may be provided and delivered to the Company by facsimile or other similar electronic mechanism.

                  (b) A Director who with respect to the Company is not an Interested Person shall be deemed to be independent and disinterested when making any determinations or taking any action as a Director, whether pursuant to the 1940 Act, the Delaware Act or otherwise (an "Independent Director").

         Section 8. Effect of Directors Not Serving. The death, declination to serve, resignation, retirement, removal, incapacity or inability or refusal to serve of the Directors, or any one of them, shall not operate to dissolve the Company or to revoke any existing agency created pursuant to the terms of this Agreement.

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         Section 9. Directors, Etc. as Shareholders. Subject to any restrictions in the By-Laws, any Director, officer, Investment Adviser, Agent, Administrator, Principal Underwriter, Distributor or other independent contractor or agent of the Company may acquire, own and dispose of Shares to the same extent as any other Shareholder and the Directors may issue and sell Shares to and buy Shares from any such Person or any firm or company in which such Person is interested, subject only to any general limitations set forth herein.

         Section 10. Class Directors. In connection with the establishment of one or more Classes, the Directors establishing such Classes may appoint, to the extent permitted by the Delaware Act, separate Directors with respect to such Classes (the "Class Directors"). Class Directors may, but are not required to, serve as Directors of the Company or any other Class of Shares. The Class Directors shall have, to the exclusion of any other Director of the Company, all the powers and authorities of Directors hereunder with respect to such Class, but shall have no power or authority with respect to any other Class. Any provision of this Agreement relating to election of Directors by Shareholders only shall entitle the Shareholders of a Class for which Class Directors have been appointed to vote with respect to the election of such Class Directors and the Shareholders of any other Class shall not be entitled to participate in such vote. In the event that Class Directors are appointed, the Directors initially appointing such Class Directors shall, without the approval of any Outstanding Shares, amend either the Agreement or the By-Laws to provide for the respective responsibilities of the Directors and the Class Directors in circumstances where an action of the Directors or Class Directors affects all Classes of Shares or two or more Classes represented by different Directors.

                                  ARTICLE III

                        CONTRACTS WITH SERVICE PROVIDERS

         Section 1. Underwriting, Distribution and Agency Agreements. The Directors may in their discretion from time to time cause the Company to enter into one or more exclusive or non-exclusive underwriting, distribution or agency agreements providing for the sale of Shares of the Company or any Class whereby the Directors may either agree to sell such Shares to the other party to such an agreement or appoint such other party as their sales agent for the Shares, and in either case on such terms and conditions, if any, as may be prescribed in the By-Laws, and such further terms and conditions as the Directors may in their discretion determine not inconsistent with the provisions of this Article III or of the By-Laws; and each such agreement may also provide for the repurchase of Shares by such other party as agent of the Directors.

         Section 2. Investment Advisory Contracts. The Directors may in their discretion from time to time cause the Company to enter into one or more investment advisory contracts or, if the Directors establish multiple Classes, separate investment advisory contracts with respect to one or more Classes whereby the other party or parties to any such contracts shall undertake to furnish the Company with management, investment advisory and such other facilities and services, if any, as the Directors shall from time to time consider desirable and all upon such terms and conditions as the Directors may in their discretion determine. Notwithstanding any provisions of this Agreement to the contrary, the Directors may authorize, and delegate the right and power to, the Investment Adviser(s) or Persons to whom the Investment Adviser(s) delegates certain or all of its duties, or any of them, under any such contracts (subject to such general or

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specific instructions as the Directors may from time to time adopt) to effect purchases, sales, loans or exchanges of portfolio securities and other investments of the Company on behalf of the Directors or may authorize any officer, employee or Director to effect such purchases, sales, loans or exchanges pursuant to recommendations of such Investment Adviser(s), or any of them (and all without further action by the Directors). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Directors.

         Section 3. Administrative Services Agreement. The Directors may in their discretion from time to time cause the Company to enter into one or more administrative services agreements whereby the other parties to such agreements shall undertake to administer the business affairs of the Company and be responsible for administration, accounting, legal, statistical and research facilities and services, promotional or marketing activities, ordinary clerical, bookkeeping and recordkeeping services, and other services, if any, for the Company, all upon such terms and conditions as the Directors may in their discretion determine. Notwithstanding any provisions of this Agreement to the contrary, the Directors may, pursuant to the terms of an administrative services agreement or otherwise, authorize, and delegate the right and power to, the Administrator to manage the business and affairs of the Company (which delegation may include the power to terminate any distribution or dividend reinvestment plan established by the Board of Directors), subject to such general or specific limitations on such delegation of rights and powers as the Directors may adopt from time to time and subject to any limitations imposed by applicable law.

         Section 4. Service Agreement. The Directors may in their discretion from time to time cause the Company to enter into service agreements whereby the other parties to such service agreements will provide administration and/or support services pursuant to administration plans and service plans, and all upon such terms and conditions as the Directors in their discretion may determine.

         Section 5. Transfer Agent. The Directors may in their discretion from time to time cause the Company to enter into one or more transfer agency and shareholder service contracts whereby the other parties to such contracts shall undertake to furnish transfer agency and shareholder services to the Company. Each such contract shall have such terms and conditions as the Directors may in their discretion determine not inconsistent with this Agreement. Such services may be provided by one or more Persons.

         Section 6. Custodian. The Directors may appoint or otherwise engage one or more banks or trust companies or any other entity satisfying the requirements of the 1940 Act and applicable law, to serve as Custodian with authority as the Company's agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Company or resolutions of the Board of Directors. The Directors may also authorize the Custodian to employ one or more sub-custodians, including such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act and applicable law, upon such terms and conditions as may be agreed upon between the Custodian and such sub-custodian, to hold securities and other assets of the Company and to perform the acts and services of the Custodian, subject to applicable provisions of law and resolutions of the Board of Directors.

         Section 7. Affiliations of Directors or Officers, Etc. The fact that:
(i) any of the Shareholders, Directors or officers of the Company is a shareholder, director, officer, partner, trustee, employee, manager, adviser or distributor of or for any partnership, corporation, limited liability company, trust, association or other organization or of or for any parent or affiliate of any such organization, with which a contract of the character described in this
Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder of or has an interest in the Company, or (ii) any partnership, corporation, limited liability company, trust, association or other organization with which a contract of the character described in Sections 1, 2, 3 or 4 of this Article III or for services as Custodian, Transfer Agent or disbursing agent or for related services may have been or may hereafter be made also has any one or more of such contracts with one or more other partnerships, corporations, limited liability companies, trusts, associations or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Director or officer of the Company from voting upon or executing the same or create any liability or accountability to the Company or its Shareholders.

                                   ARTICLE IV

            COMPENSATION, LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 1. Compensation. No Directors, other than any Independent Directors, as such shall be entitled to any compensation from the Company. The amount of compensation to be paid to any Independent Directors shall be determined by the Board of Directors. Nothing herein shall in any way prevent the employment of any Director for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Company.

         Section 2. Limitation of Liability. All Persons contracting with or having any claim against the Company shall look only to the assets of the Company for payment under such contract or claim; and neither the Directors nor, when acting in such capacity, any of the Company's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Company may contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Director or officer of the Company liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Company, the Directors and officers of the Company shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, Investment Adviser, Administrator, Agent or independent contractor of the Company, but nothing contained in this Agreement or in the Delaware Act shall protect any Director or officer of the Company against liability to the Company or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 3.        Indemnification.

                  (a) Every Person who is, or has been, a Director or an officer, employee or agent of the Company (including any individual who serves at its request as director, officer, partner, employee, trustee, agent or the like of another organization in which it has any interest as a shareholder, creditor or otherwise) (each such Person, a "Covered Person") shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof. As used herein, the words "claim," "action," "suit," or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, judicial, arbitral, administrative, investigative, legislative or other, including appeals), actual or threatened, and the words "liability" and "expenses" shall include attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

                  (b) Any repeal or modification of this Article IV by the Shareholders, or adoption or modification of any other provision of this Agreement or By-Laws inconsistent with this Article IV, shall be prospective only, to the extent that such repeal, or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption. Any such repeal or modification by the Shareholders shall require a vote of at least two thirds of the Outstanding Shares entitled to vote and present in person or by proxy at a meeting of the Shareholders.

         Section 4. Indemnification of Shareholders. If any Shareholder or former Shareholder of the Company shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets of the Company to be held harmless from and indemnified against all loss and expense arising from such liability. The Company shall, upon request by such Shareholder, assume the defense of any claim made against such Shareholder for any act or obligation of the Company and satisfy any judgment thereon from the assets of the Company.

         Section 5. No Bond Required of Directors. No Director shall be obligated to give any bond or other security for the performance of any of his duties hereunder.

         Section 6. No Duty of Investigation; Notice in Company Instruments, Etc. No purchaser, lender, Transfer Agent or other Person dealing with the Directors or any officer, employee or agent of the Company shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Directors or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Directors or of said officer, employee or agent. Every obligation, contract, instrument, certificate, Share, other security of the Company or undertaking, and every other act or thing whatsoever executed in connection with the Company shall be conclusively presumed to have been executed or done by the executors thereof only in their capacity as Directors under this Agreement or in their capacity as officers, employees or agents of the Company. Every written obligation, contract, instrument, certificate, Share, other security of the Company or undertaking made or issued by the Directors or officers of the Company may recite that the same is executed or made by such Persons not individually, but as a Director or officer under this Agreement, and that the obligations of the Company under any such instrument are not binding upon any of the Directors, officers or Shareholders individually, but bind only the Company Property, and may contain any further recital which the Directors may deem appropriate, but the omission of such recital shall not operate to bind the Directors, officers or Shareholders individually. The Directors may maintain insurance for the protection of the Company Property and the Company's Shareholders, Directors, officers, employees and agents in such amounts as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable.

         Section 7. Reliance on Experts, Etc. Each Director, officer or employee of the Company shall, in the performance of his duties, powers and discretions hereunder be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Company, upon an opinion of counsel, or upon reports made to the Company by any of its officers or employees or by the Investment Adviser, the Administrator, the Agents, the Transfer Agent, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Directors, officers or employees of the Company, regardless of whether such counsel or expert may also be a Director.

                                   ARTICLE V

                            SHARES; OTHER SECURITIES

         Section 1. Establishment of Common Shares and Other Classes of Shares. Without limiting the authority of the Directors to establish and designate any further Classes, the Directors hereby establish a single Class of Shares designated as the common shares of the Company (the "Common Shares"). Each additional Class of Shares shall be established and effective upon the adoption of a resolution of a majority of the Directors or on any alternative date specified in such resolution. Such Board resolution may establish such additional Classes directly in such resolution or by reference to, or approval of, another document that sets forth such Classes, including any registration statement of the Company, or as otherwise provided in such resolution. The Directors may designate the relative rights and preferences of the Shares of each Class. The Directors may divide the Shares of any Classes into one or more series. Any Shares of any further Classes that may from time to time be established and designated by the Directors shall be established and designated, and the variations in the relative rights and preferences as between the different Classes shall be fixed and determined, by the Directors; provided, that all Shares shall be identical except for such variations as shall be fixed and determined between different Classes by the Directors in establishing and designating such Classes. Unless otherwise designated in the By-Laws or in resolutions of the Board of Directors establishing a particular Class of Shares, the purchase price, the method of determining the net asset value, and the relative liquidation, voting, dividend and other rights and preferences of Shareholders of each Class shall be as set forth in the Company's Registration Statement on Form N-2 under the Securities Act of 1933 and/or the 1940 Act relating to the issuance of Shares of such Class.

         All references to Shares in this Agreement shall be deemed to be Shares of any or all Classes as the context may require. Except as otherwise provided with respect to a specific Class, each Share shall represent an equal beneficial interest in the net assets of the Company. Each holder of Shares of a Class shall be entitled to receive his pro rata share of all distributions made with respect to such Class.

         Section 2. Issuance of Shares.

                  (a) The limited liability company interests in the Company may be divided into transferable Shares of one or more Classes established by the Directors. The number of Shares of each Class shall be unlimited and each Share shall have no par value per Share or such other amount as the Directors may establish. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Company. The Directors shall have full power and authority, in their sole discretion and without obtaining Shareholder approval, to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Classes with such preferences, rights upon liquidation, redemption rights, terms of conversion, voting powers, and other rights and privileges as the Directors may determine (but the Directors may not change any preferences, rights, powers or privileges of any Outstanding Shares in a manner adverse to the Shareholders of such Shares without such Shareholders' approval thereof by Special Resolution); to divide or combine the Shares of any Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Class into one or more Classes of Shares; to abolish any one or more Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Directors may deem desirable.

                  (b) Pursuant to the terms of a subscription agreement entered into by Brompton contemporaneously herewith, the Company has issued to Brompton the number of Common Shares listed in, and for the consideration set forth in,
Schedule II hereto.

         Section 3. Investment in the Company. The Directors shall accept subscriptions for Shares from such Persons, for an amount of such consideration (the "Subscription Amount") and on such terms as they may from time to time authorize. At the Directors' discretion, such Subscription Amounts, subject to applicable law and the provisions of Article VI, Section 1 hereof, may be in the form of cash or securities in which the corresponding Class of Shares is authorized to invest, valued as provided in Article VII, Section 3. Subject to the provisions of Article VI, Section 1 hereof, subscriptions for Shares shall be credited to the Stated Capital Account; provided, however, that the Directors may, in their sole discretion, (a) issue fractional Shares or (b) determine the Net Asset Value of the initial Subscription Amounts. The Directors shall have the right to refuse to accept subscriptions for Shares at any time without any cause or reason therefor whatsoever.

         Section 4. Ownership and Transfer of Shares. (a) The Company or a transfer or similar agent for the Company shall maintain a register containing the names and addresses of the Shareholders of each Class, the number of Shares of each Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Directors may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Directors may make rules governing the transfer of Shares, whether or not represented by certificates, and conditions for the admission of an assignee of a transferring Shareholder as a Shareholder of the Company upon the transfer of all or a portion, as applicable, of the transferring Shareholders' Shares to such assignee. Except as otherwise provided by the Directors, Shares shall be transferable on the books of the Company only by the record holder thereof or by his duly authorized agent upon delivery to the Directors or the Company's Transfer Agent of a duly executed instrument of transfer, together with a Share Certificate if one is outstanding, and such evidence or the genuineness of each such execution and authorization and of such other matters as may be required by the Directors. Upon such delivery, and subject to any further requirements specified by the Directors or contained in the By-Laws, the transfer shall be recorded on the books of the Company. Except as otherwise provided by the Directors, until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Directors nor the Company, nor any Transfer Agent or registrar or any officer, employee or agent of the Company, shall be affected by any notice of a proposed transfer.

                  (b) Neither the Company nor the Transfer Agent will register any transfer of the Shares of the Company that is not made in accordance with the provisions of Regulation S promulgated under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration under the Securities Act and, in any event, pursuant to an available exemption from registration under applicable state securities laws.

                  (c) Before recognizing the transfer of Shares of the Company, the Company shall have received from the seller of such Shares a declaration to the Company and the Transfer Agent, certifying: either, (1) (A) that such transfer is in compliance with Regulation S under the Securities Act and (B) that (i) the offer of such Shares was not made to a U.S. Person and either (a) at the time the buy order was originated, the buyer was not a U.S. Person, or the seller and any person acting on its behalf reasonably believe that the buyer was not a U.S. Person, or (b) the transaction was executed on or through the facilities of The Toronto Stock Exchange or any other designated offshore securities market and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a U.S. Person and (ii) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such Shares; or, (2) that such transfer is being made pursuant to a registration under the Securities Act, or (3) that such transfer is being made pursuant to an available exemption under the Securities Act (which certificate shall, in the case of a certification pursuant to clause (3), be accompanied by an opinion of counsel satisfactory to the Company and the Transfer Agent to the effect that such transfer is being effected pursuant to an exemption from registration under the Securities Act). Terms used herein have the meanings given to them by Regulation S under the Securities Act.

         Section 5. Book-Entry Interests; Global Certificates.

                  (a) Unless otherwise specified by the Board of Directors, the Share Certificates, on original issuance, will be issued in the form of one or more global certificates in registered form (each, a "Global Certificate") to be delivered to CDS, by, or on behalf of, the Company. Each such Global Certificate shall initially be registered on the books and records of the Company in the name of CDS or its nominee, and no Share Beneficial Owner will receive a definitive Share Certificate representing such Share Beneficial Owner's interests in such Global Certificate, except as otherwise determined by the Board of Directors. Unless and until definitive, fully registered Share Certificates are issued pursuant to resolution of the Board of Directors, the provisions of this Section 5 shall be in full force and effect.

                  (b) The Company and its Directors, officers and agents shall be entitled to deal with CDS for all purposes of this Agreement (including the payment of distributions, return of Subscription Amounts, redemption price and liquidation distributions and receiving approvals, votes or consents hereunder) as the Shareholders and the sole holder of the Share Certificates and shall have no obligation to any Share Beneficial Owners.

                  (c) None of the Company and its Directors, officers, employees and any agents shall have any liability or responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                  (d) To the extent that the provisions of this Section 5 conflict with any other provisions of this Agreement or the By-Laws, the provisions of this Section 5 shall control.

                  (e) Except as otherwise determined by the Board of Directors, the Share Beneficial Owners will not be entitled to receive physical delivery of a Share Certificate in definitive form and will not be considered the registered holder of such definitive Share Certificate for any purpose under this Agreement, and no Global Certificate representing Shares shall be exchangeable, except for another Global Certificate of like denomination and tenor to be registered in the name of CDS or its nominee. Accordingly, each Share Beneficial Owner must rely on the procedures of CDS (or any successor Clearing Agencies) or, if such Person is not a Clearing Agency Participant, on the procedures of the Clearing Agency Participant through which such Person owns its interest to exercise any rights of a Shareholder under this Agreement.

                  (f) The rights of the Share Beneficial Owners in a Global Certificate shall be exercised only through CDS and shall be limited to those established by law and agreements between Share Beneficial Owners and CDS and/or participants in CDS, and CDS shall receive and transmit payments of distributions and returns of capital on the Global Certificates to such CDS participants. CDS shall make book-entry transfers among its participants; provided, that solely for the purposes of determining whether the requisite number of Shares have voted on any matter provided for in this Agreement, the Directors may conclusively rely on, and shall be fully protected in relying on, any written instrument (including a proxy) delivered to the Directors by CDS setting forth the Shares voted or assigning the right to vote on any matter to any other Person either in whole or in part.

                  (g) Whenever a notice or other communication to the Shareholders is required under this Agreement, unless and until definitive Share Certificates shall have been issued to the Share Beneficial Owners as determined by the Board of Directors, the Company shall give all such notices and communications specified herein to be given to the Shareholders to CDS, and shall have no obligations to any Share Beneficial Owners.

                  (h) If CDS elects to discontinue its services as securities depositary with respect to the Shares, the Board of Directors shall use its reasonable efforts to appoint a successor Clearing Agency with respect to the Shares.

         Section 6. Status of Shares; Limitation of Shareholder Liability. Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Agreement and no Shareholder shall have any interest in specific Company Property. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Agreement and to have become a party hereto. The debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Company solely by reason of being a Shareholder. The death, incapacity, dissolution, termination or bankruptcy of a Shareholder during the existence of the Company shall not operate to dissolve the Company, nor entitle the representative of any such Shareholder to an accounting or to take any action in court or elsewhere against the Company or the Directors, but entitles such representative only to the rights of such Shareholder under this Agreement. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Company Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Company nor the Directors shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder.

         Section 7. Other Securities. The Directors may authorize and issue such other securities of the Company other than Shares as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Directors see fit, including preferred interests, debt securities or other senior securities. To the extent that the Directors authorize and issue any Class of preferred shares, they are hereby authorized and empowered to amend or supplement this Agreement as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or any applicable law or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders, subject to any requirements of Article VIII herein. Any such supplement or amendment shall be filed as is necessary. The Directors are also authorized to take such actions and retain such Persons as they see fit to offer and sell such securities.

                                   ARTICLE VI

              SUBSCRIPTION AMOUNTS; ACCOUNTS; RECORDS; TAX MATTERS

         Section 1. Subscription Amounts. Brompton, as the initial Shareholder, has subscribed for Shares in consideration for the cash or other property identified on Schedule II hereto and may, but shall have no obligation to, subscribe for further Shares or make further capital contributions to the Company. Any other Persons subscribing for Shares shall pay

Subscription Amounts in cash or securities to the Company as shall be determined by the Board of Directors.

         Section 2. Accounts.

                  (a) The Company shall maintain a separate account ("Stated Capital Account") for each Class and series of Shares it issues. The Company shall add to the appropriate Stated Capital Account the full amount of any consideration it receives for any Shares it issues. On the issue of a Share the Company shall not add to a Stated Capital Account in respect of the Share it issues an amount greater than the consideration it received for the Share. The Company shall deduct from the appropriate Stated Capital Account the full amount of any Returns of Capital made to Shareholders in accordance with Article VII,
Section 1(b) hereof.


                  (b) The Company may, by resolution of the Board of Directors, reduce the Stated Capital Account in respect of any Class or series of Shares for any purpose, including for the purpose of distributing to the Shareholders of the Shares of such Class an amount not exceeding the amount in such Stated Capital Account, as contemplated in Article VII, Section 1 hereof. A resolution of the Directors under this Section shall specify the Stated Capital Account or Accounts from which the reduction effected by the resolution will be made. Where the amount in a Stated Capital Account is being reduced for the purpose of making a Return of Capital, such reduction cannot exceed an amount equal to the amount in that Stated Capital Account. The Board of Directors shall not make a Return of Capital or otherwise reduce the amount in a Stated Capital Account if there are reasonable grounds for believing that (i) the Company is, or would after such return be, unable to pay its liabilities as they become due or (ii) the fair value of the Company's assets would thereby be less than the aggregate of its liabilities.

                  (c) Upon a purchase, redemption or other acquisition by the Company of Shares, the Company shall deduct from the Stated Capital Account maintained for the Class or series of Shares of which the Shares purchased, redeemed or otherwise acquired form a part, an amount equal to the result obtained by multiplying the amount in the Stated Capital Account of the Shares of that Class or series immediately before the purchase, redemption or other acquisition by the number of Shares of that class or series thereof purchased, redeemed or otherwise acquired, divided by the number of issues Shares of that Class or series immediately before the purchase, redemption or other acquisition.

         Section 3. Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Directors. The Directors may change the Company's fiscal year at any time without Shareholder approval.

                                  ARTICLE VII

                          DISTRIBUTIONS AND REDEMPTIONS

         Section 1. Distributions.

                  (a) The Board of Directors or a committee of two or more Directors may declare and pay dividends and other distributions with respect to Shares. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Company Property, shall be determined by the Directors. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Directors determine. Except as provided with respect to a particular Class in this Agreement or the By-Laws or the resolutions of the Board of Directors establishing such Class, all dividends and other distributions on Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of Shares of that Class they held on the record date established for such payment. The Directors may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Directors deem appropriate.

                  (b) Subject to the requirements of the Delaware Act and subsection (a) of this Section 1, the Board of Directors may make a return of all or a portion of Subscription Amounts to Shareholders (a "Return of Capital") from and by reduction of the relevant Stated Capital Account at such times and in such amounts as the Board of Directors may determine. Any such returns of Subscription Amounts to Shareholders shall be distributed pro rata to the Shareholders in proportion to the number of Shares held on the record date established for such payment.

                  (c) On declaring a distribution on a Class or series of Shares, the Board of Directors shall state whether and to what extent that distribution is a Return of Capital. For greater certainty, if the Board of Directors does not specify that all or part of a distribution is a Return of Capital, no part of the distribution shall be a Return of Capital. Except as otherwise required by U.S. federal or state income tax purposes, a Return of Capital shall not be considered to be a dividend.

         Section 2. Redemptions and Repurchases. Except as provided with respect to a particular Class in this Agreement or the By-Laws or in the resolutions of the Board of Directors establishing such Class and except as the Directors shall otherwise determine from time to time, Shares will not be redeemed or repurchased by the Company and the Company shall be under no obligation to redeem or repurchase any Shares. The Directors may specify conditions, prices, and places of redemption, may specify binding requirements for the proper form or forms of requests for redemption and may specify the amount of any redemption fee, if any, to be withheld from redemption proceeds. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value or may be in cash. Upon redemption, Shares may be reissued from time to time. The Directors may require Shareholders to redeem Shares for any reason under terms set by the Directors, including without limitation the failure of a Shareholder to supply a taxpayer identification number if required to do so, or to have the minimum investment required, or to return the Subscription Amount for the purchase of Shares by the Company. To the extent permitted by applicable law, the Directors may retain the proceeds of any redemption of Shares required for payment of amounts due and owing by a Shareholder to the Company or any governmental authority. Notwithstanding the foregoing, the Directors may postpone payment of the redemption price and may suspend the right, if any, of the Shareholders to require any Class to redeem Shares during any period of time when and to the extent permissible under the 1940 Act and any applicable non-U.S. law.

         Section 3. Determination of Net Asset Value. The Directors shall cause the Net Asset Value of Shares of each Class to be determined from time to time by the Directors in a manner consistent with applicable laws and regulations. The Directors may delegate the power and duty to determine Net Asset Value per Share to one or more Directors or officers of the Company or to a Custodian, depository or other person appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Class at such times as may be prescribed by the Directors.

         Section 4. Suspension of Right of Redemption. If, as referred to in
Section 2 of this Article VII, the Directors postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Directors shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter, Shareholders shall have no right of redemption or payment until the Directors declare the end of the suspension. If the right of redemption is suspended, a Shareholder may withdraw his request for redemption.

                                  ARTICLE VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         Section 1. Voting Powers. Subject to the voting rights established with respect to a particular Class in the By-Laws or the resolutions of the Board of Directors establishing such Class, the Shareholders shall have power to vote only with respect to (a) the election of Directors as provided in Section 2 of this Article VIII; (b) the removal of Directors as provided in Article II,
Section 5; (c) any investment advisory contract to the extent required by the 1940 Act; (d) the amendment of this Agreement to the extent and as provided in
Article X, Section 9; (e) the conversion of the Company to an open-end investment company to the extent provided in Article X, Section 4; (f) the reorganization of the Company to the extent provided in Article X, Section 5;
(g) to approve a transaction subject to Article X, Section 6; (b) a dissolution of the Company to the extent provided in Article X, Section 3; and (i) such additional matters relating to the Company as may be required by the 1940 Act, any applicable law or as the Directors may consider desirable. In addition, Shareholders shall have the power to vote on the following matters: (a) a change in the Investment Objectives and Strategy of the Company as described under "Investment Objectives and Strategy and Restrictions of the Company - Investment Objectives and Strategy" in the prospectus of the Company; (b) a change in the Investment Restrictions of the Company as described under "Investment Objectives and Strategy and Restrictions of the Company - Investment Restrictions" in the prospectus of the Company; (c) any change in the basis of calculating fees or other expenses that are charged to the Company which could result in an increase in charges to the Company; (d) a decrease in the frequency of calculating the Net Asset Value per Share; (e) a change of the auditors of the Company; (f) a reorganization with, or transfer of assets to, another investment entity, if (i) the Company ceases to continue after the reorganization or transfer of assets; and (ii) the transaction results in Shareholders becoming securityholders in the other investment entity; (g) a reorganization with, or acquisition of assets of, another investment entity, if (i) the Company continues after the reorganization or acquisition of assets; (ii) the transaction results in the securityholders of the other investment entity becoming shareholders of the Company; and (iii) the transaction would be a significant change to the Company; (h) a termination of an administrative services agreement described in Article III, Section 3 herein; (i) an amendment, modification or variation in the provisions or rights attaching to the Shares that would adversely affect the Shareholders; (j) a change in the Company's classification as a closed-end management investment company under the 1940 Act;
(k) any issue of Shares for net proceeds per Share less than the most recently calculated Net Asset Value per Share prior to the date of the setting of the subscription price by the Company; and (l) a decision to wind-up the Company as described under "Winding-Up of the Company" in the prospectus of the Company.

         On any matter submitted to a vote of the Shareholders, all Shares shall be voted together in the aggregate and not by individual Class, except (a) as provided with respect to a particular Class in the By-Laws or the resolutions of the Board of Directors establishing such Class, and (b) when the Directors have determined that the matter affects the interests of only one Class, then only the Shareholders of such Class shall be entitled to vote thereon. As determined by the Directors without the vote or consent of Shareholders and except as provided with respect to a particular Class in the By-Laws or the resolutions of the Board of Directors establishing such Class, on any matter submitted to a vote of Shareholders, each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall not be entitled to any vote. Without limiting the power of the Directors in any way to designate otherwise in accordance with the preceding sentence, the Directors hereby establish that each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall not be entitled to any vote. There shall be no cumulative voting in the election of Directors. Shares may be voted in person or by proxy or in any manner provided for in the By-Laws. The By-Laws may provide that proxies may be given by any electronic or telecommunications device or in any other manner, but if a proposal by anyone other than the officers or Directors is submitted to a vote of the Shareholders of any Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Directors, Shares may be voted only in person or by written proxy. Meetings of Shareholders shall be called and notice thereof and record dates therefor shall be given and set as provided in the By-Laws.

         Section 2. Quorum; Required Vote. Ten percent (10%) of the Outstanding Shares of each Class, or ten percent (10%) of the Outstanding Shares of the Company, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders' meeting with respect to such Class, or with respect to the entire Company, respectively. Any lesser number, acting by a majority of Shares voted, shall be sufficient for adjournments. Any adjourned session of a Shareholders' meeting may be held within a reasonable time without further notice. Except when a greater or lesser vote is required by the 1940 Act, any registration statement or prospectus of the Company filed with the Commission or any non-U.S. securities commission or agency or any state, province, territory or other governmental entity in the United States or Canada or other foreign country, this Agreement, the By-Laws or the resolutions of the Board of Directors establishing a particular Class, a majority of the Shares voting at a Shareholders' meeting in person or by proxy shall decide any matters to be voted upon with respect to the entire Company and a plurality of such Shares shall elect a Director; provided, that if this Agreement, the resolutions of the Board of Directors establishing a particular Class or applicable law permits or requires that Shares be voted on any matter by individual Classes, then a majority of the Shares of that Class (or, if required by applicable law, a majority of the Shares outstanding and entitled to vote of that Class) voting at a Shareholders' meeting in person or by proxy on the matter shall decide that matter insofar as that Class is concerned.

         Section 3. Record Dates. For the purpose of determining the Shareholders of the Company or any Class who are entitled to receive payment of any dividend or of any other distribution, the Directors may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of the Company or such Class having the right to receive such dividend or distribution. Without fixing a record date, the Directors may for distribution purposes close the register or transfer books for the Company or one or more Classes any time prior to the payment of a distribution. Nothing in this Section 3 shall be construed as precluding the Directors from setting different record dates for different Classes.

         Section 4. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE IX

                             EXPENSES OF THE COMPANY

         Section 1. Payment of Expenses by the Company. The Company shall pay, or shall reimburse the Directors from the assets of the Company, for all Company expenses and disbursements, including the following: interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; insurance premiums; applicable fees, interest charges and expenses of third parties, including the Company's Investment Advisers, Administrators, Custodians, Transfer Agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Company and maintaining its existence; costs of preparing and printing the prospectuses of the Company, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Directors; compensation of the Company's officers and employees and costs of other personnel performing services for the Company; costs of Director meetings; Commission registration fees and related expenses; state or non-U.S. securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Company (or a Director or officer of the Company acting as such) is a party, and for all losses and liabilities by them incurred in administering the Company. The Directors shall have a lien on the assets belonging to the Company, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities.

                                   ARTICLE X

                                  MISCELLANEOUS

         Section 1. Director Action. The exercise by the Directors of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IV, the Directors shall not be liable for errors of judgment or mistakes of fact or law.

         Section 2. Record Dates. Subject to any provisions of the By-Laws with respect to the setting of record dates and any requirement of applicable law or rules of any stock exchange on which the Shares are traded, the Directors may fix in advance a date up to ninety (90) days before the date of any Shareholders' meeting, or the date for the payment of any dividends or other distributions (including any return of capital), or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution (including any return of capital), or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares.

         Section 3. Dissolution of the Company.

                  (a) This Company shall have perpetual existence subject to the provisions of this Section 3.

                  (b) The Company shall be dissolved and its affairs wound up and terminated upon the first to occur of the following:

                           (i) the determination of the Board of Directors to dissolve the Company;

                           (ii) January 31, 2009 unless the Shareholders adopt a Special Resolution approving the deferral of the dissolution and liquidation of the Company to the extent provided in subsection (c) below; and

                           (iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

                  (c) The Board of Directors will call a special meeting of the Company's Shareholders to be held at least three (3) months prior to January 31, 2009 to consider a proposal to defer the dissolution and wind-up the Company as of January 31, 2009. If such proposal is not approved, then the Company shall be dissolved and the business and affairs of the Company shall be wound up in accordance with the provisions of subsections (d), (e) and (f) of this Section 3; if such proposal is approved by Special Resolution of the Shareholders, the Company shall continue its existence; provided, that the Board of Directors will call a special meeting of the Shareholders to be held at least three (3) months prior to each succeeding fifth anniversary of January 31, 2009 (unless the Company has previously dissolved), to consider a similar proposal to dissolve and wind-up the Company as of such fifth anniversary.

                  (d) If the Company is dissolved pursuant to this Section 3, the Directors, or if the Directors otherwise determine, such Person as is designated by a majority vote of the Directors, or if there is no remaining Director, such Person as is designated by a Special Resolution of the Shareholders (the remaining Directors or such Person being herein referred to as the "Liquidator"), shall proceed to wind up the business and affairs of the Company upon such terms, price and conditions as are determined by the Liquidator in accordance with the terms hereof and the requirements of the Delaware Act. A reasonable amount of time shall be allowed for the period of winding up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Company Property. This Agreement shall remain in full force and effect and continue to govern the rights and obligations of the Shareholders and Directors and the conduct of the Company during the period of winding up the Company's affairs. The Liquidator, if other than a Director, shall have and may exercise, without further authorization or consent of Shareholders, all of the powers conferred upon the Directors under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Company. The Liquidator shall liquidate the assets of the Company and apply and distribute the proceeds of such liquidation all as provided in the Delaware Act.

                  (e) Notwithstanding the provisions of this Section 3 which require the liquidation of the assets of the Company, if on dissolution of the Company, the Liquidator determines that a prompt sale of part or all of the Company's assets would be impractical or would cause undue loss to the value of Company assets, the Liquidator may defer for a reasonable time (up to three (3) years) the liquidation of any assets, except those necessary to timely satisfy liabilities of the Company (other than those to Shareholders), and/or may distribute to the Shareholders, in lieu of cash, as tenants in common undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such in-kind distributions shall be made in accordance with the priorities referenced in this Section 3 as if cash equal to the fair market value of the distributed assets were being distributed. Any such distributions in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any joint operating agreements or other agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable methods of valuation as it may adopt.

                  (f) Upon completion of the winding up and liquidation of the Company, the Liquidator shall cause a certificate of cancellation of the Company's certificate of formation to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one or more Liquidators.

         Section 4. Conversion to an Open-End Investment Company. Notwithstanding any other provisions of this Agreement or the By-Laws of the Company, a favorable vote of a majority of the Directors then in office followed by a Majority Vote and each affected Class outstanding, voting as separate Classes, shall be required to approve, adopt or authorize an amendment to this Agreement that makes each Share a "redeemable security" as that term is defined in the 1940 Act. Upon the adoption of a proposal to convert the Company from a

"closed-end company" to an "open-end company" as those terms are defined by the 1940 Act and the necessary amendments to this Agreement to permit such a conversion of the Outstanding Shares, the Company shall, upon complying with any requirements of the 1940 Act and state law and applicable non-U.S. law, become an "open-end" investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by U.S. federal or non-U.S. law or any agreement between the Company and any U.S. national or non-U.S. securities exchange.

         Section 5. Reorganization.

                  (a) Except as provided in subsection (b) of this Section 5 or in Section 6 of this Article X, subject to the approval by Special Resolution of Shareholders of the Company, the Company may merge or consolidate with any other corporation, association, partnership, limited liability company, trust or other organization or may sell, lease or exchange all or substantially all of the Company Property or the property, including its good will, upon such terms and conditions and for such consideration when and as authorized by a majority of the Directors.

                  (b) Notwithstanding anything else herein, to change the Company's form or place of organization the Directors may, without Shareholder approval unless such approval is required by applicable law, the prospectus of the Company, as amended or supplemented, or resolution of the Board of Directors establishing any particular Class, (i) cause the Company to merge or consolidate with or into one or more entities, if the surviving or resulting entity is the Company or any other corporation, association, partnership, limited liability company, trust or other organization, (ii) cause the Shares to be exchanged under or pursuant to any U.S. state or federal or non-U.S. statute to the extent permitted by law, or (iii) cause the Company to incorporate under the laws of Delaware or any other jurisdiction.

                  (c) Pursuant to and in accordance with the provisions of
Section 18-209(f) of the Delaware Act, an agreement of merger or consolidation approved by the Directors and, if applicable, Shareholders in accordance with this Section 5 may effect any amendment to the Agreement or effect the adoption of a new limited liability company agreement of the Company if it is the surviving or resulting entity in the merger or consolidation.

         Section 6. Certain Transactions.

                  (a) Notwithstanding any other provision of this Agreement and subject to the exceptions provided in subsection (d) of this Section 6, the types of transactions described in subsection (c) of this Section 6 shall require the affirmative vote or consent of a majority of the Directors then in office followed by the affirmative vote or consent of holders of not less than three-quarters of the Shares of the Company and each affected Class outstanding, voting as separate Classes, when a Principal Shareholder (as defined in subsection (b) of this Section 6) is a party to the transaction. Such affirmative vote or consent shall be in addition to the vote or consent of the Shareholders otherwise required by applicable law or by the terms of any Class of Shares, whether now or hereafter authorized or any agreement between the Company and any U.S. national or non-U.S. securities exchange.

                  (b) The term "Principal Shareholder" shall mean any Person which is the beneficial owner, directly or indirectly, of five percent (5%) or more of the Outstanding Shares of the Company or any Class and shall include any affiliate or associates, as such terms are defined in clause (ii) below, of a Principal Shareholder. For the purpose of this Section 6, in addition to the Shares which a Person beneficially owns directly, (a) any Person shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding share options granted by the Company) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above) by any other Person with which its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, of which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and (b) the Outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

                  (c) This Section 6 shall apply to the following transactions:

                           (i) the merger or consolidation of the Company or any subsidiary of the Company with or into any Principal Shareholder;

                           (ii) the issuance of any securities of the Company to any Principal Shareholder for such (other than pursuant to any automatic dividend reinvestment plan); and

                           (iii) the sale, lease or exchange to the Company or any subsidiary thereof, in exchange for securities of the Company, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

                  (d) The provisions of this Section 6 shall not be applicable to (i) any of the transactions described in subsection (c) of this Section 6 if three-quarters of the Directors on the Board of Directors shall by resolution have approved a memorandum of understanding with such Principal Shareholder with respect to and substantially consistent with such transaction, in which case approval by the vote of a majority of the Shares outstanding and entitled to vote shall be the only vote of Shareholders required by this Section 6, or (ii) any such transaction with any entity of which a majority of the outstanding shares of all classes and series of a stock normally entitled to vote in elections of directors is owner of record or beneficially by the Company and its subsidiaries.

                  (e) The Board of Directors shall have the power and duty to determine for the purposes of this Section 6 on the basis of information known to the Company whether (i) a Person beneficially owns five percent (5%) or more of the Outstanding Shares of the Company or any Class, (ii) a Person is an "affiliate" or "associate" (as defined above) of another, (iii) the assets being acquired or leased to or by the Company or any subsidiary thereof constitute a substantial part of the assets of the Company and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in subsection (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Section 6.

         Section 7. Agreement. The original or a copy of this Agreement and of each amendment hereto shall be kept at the office of the Company where it may be inspected by any Shareholder. Anyone dealing with the Company may rely on a certificate executed by a Director or an officer of the Company as to the authenticity of this Agreement or any such amendments and as to any matters in connection with the Company. Headings herein are for convenience only and shall not affect the construction of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         Section 8. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

         Section 9. Amendments.

                  (a) Subject to the prospectus of the Company, as amended or supplemented, the Directors may, without any Shareholder vote, amend, modify or otherwise supplement this Agreement by making an amendment or supplement hereto or an amended and restated limited liability company agreement; provided, that Shareholders shall have the right to vote on any amendment, supplement, modification or amendment and restatement (a) which would affect the voting rights of Shareholders granted in Article VIII, Section l, (b) to this Section 9, (c) required to be approved by Shareholders by the 1940 Act or by the Company's prospectus and/or registration statement(s) filed with the Commission or any non-U.S. securities commission or any state, province, territory or other governmental entity in the United States or Canada or other foreign country, or
(d) submitted to them by the Directors in their discretion. Any amendment submitted to Shareholders which the Directors determine would affect the Shareholders of any Class shall be authorized by vote of the Shareholders of such Class and no vote shall be required of Shareholders of a Class not affected. Notwithstanding anything else herein, any amendment to Article IV which would have the effect of reducing the indemnification and other rights provided thereby to Directors, officers, employees, and agents of the Company or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, shall each require the affirmative vote of the holders of two-thirds of the Outstanding Shares of the Company entitled to vote thereon and no such amendment shall effect the right to indemnification of any Person who is no longer a Director, officer, employee or agent at the time of such amendment or of any Person with respect to any act or omission taken or omitted prior to the adoption or enactment of such amendment or repeal.

                  (b) The Directors may not amend this Agreement to eliminate the rights of Shareholders of any Class as set forth in this Section 9(b) to vote on any amendment of this Agreement or the By-Laws or alter or amend the percentage of voting Shares required to approve any amendment or action which requires a specific Shareholder vote under this Agreement or the

By-Laws unless an equivalent vote has authorized such an amendment of the Agreement or By-Laws. Any amendment that affects the Shareholders of one or more Classes of Shares shall require approval by Special Resolution of the Shareholders of each Class so affected and entitled to vote thereon and no vote of Shareholders of any Class not so affected shall be required.

         Section 10. Derivative Actions. In addition to the requirements set forth in Sections 18-1001 through 18-1004 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Company only if the following conditions are met:

                  (a) The Shareholder or Shareholders must make a pre-suit demand upon the Directors to bring the subject action unless an effort to cause the Directors to bring such an action is not likely to succeed. For purposes of this subsection (a), a demand on the Directors shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Directors, or a majority of any committee established to consider the merits of such action, is composed of Directors who are not Independent Directors.

                  (b) Unless a demand is not required under subsection (a) of this Section 10, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Company, or 10% of the Outstanding Shares of the Class to which such action relates, shall join in the request for the Directors to commence such action; and

                  (c) Unless a demand is not required under subsection (a) of this Section 10, the Directors must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Directors shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Company for the expense of any such advisers in the event that the Directors determine not to bring such action.

         For purposes of this Section 10, the Board of Directors may designate a committee of one Director to consider a Shareholder demand if necessary to create a committee with a majority of Directors who are Independent Directors.

         Section 11. Severability. The provisions of this Agreement are severable. If the Directors determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code, with other applicable laws and regulations or the prospectus or registration statement, as amended or supplemented, filed by the Company with the Commission or any non-U.S. securities regulatory authority, the conflicting provision shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination shall not affect any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Agreement.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the date first written above.

                                                     INITIAL SHAREHOLDER:

                                                     BROMPTON MANAGEMENT LIMITED


                                                     By:  "Raymond R. Pether"
                                                        ------------------------
                                                        Name:  Raymond R. Pether
                                                               -----------------
                                                        Title: Director
                                                               -----------------

                                   SCHEDULE I

                                    DIRECTORS

                                Peter A. Braaten

                                W. Andrew Krusen

                                Sharon H. Sallows

                                   SCHEDULE II

                          SUBSCRIPTION AMOUNTS; SHARES

      Shareholder            Subscription       Number & Class            Date
                                Amount             of Shares
      -----------            -------------   --------------------       --------
      Brompton Management       $200,000     20,000 Common Shares       November
      Limited                                                           26, 2003